UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   July 18, 2007

Commission File No. 000-16929

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1101 Brickell Ave., Suite 701 S Miami, FL		33131
(Address of principal executive offices)		(Zip Code)
(786) 425-3848
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 18, 2007, DOR BioPharma, Inc. (the “Company”) received notification from the United States Food and Drug Administration (FDA) that the action date for the FDA's review of the New Drug Application (NDA) for orBec® (oral beclomethasone dipropionate) for the treatment of gastrointestinal graft-versus-host disease (GI GVHD) has been extended to October 21, 2007. The original action date under the Prescription Drug User Fee Act (PDUFA) for the orBec® NDA was July 21, 2007.

The extension is the result of DOR's July 13, 2007 provision of supplemental information to the orBec® NDA. This information was requested by the FDA at a June 13, 2007 NDA review meeting. According to FDA policy, the submission of this supplemental information was classified as a major amendment, putting the new action date for the orBec® NDA at October 21, 2007.

On July 19, 2007 the Company issued a press release discussing this event.

Item 9.01                          Financial Statements and Exhibits

    (c) Exhibits:

99.1	Press release issued by DOR BioPharma, Inc. on July 19, 2007.

                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       DOR BIOPHARMA, INC.

                By: /s/ Christopher J. Schaber
                                                                                Name:  Christopher J. Schaber
Title: Chief Executive Officer

Date: July 19, 2007